EXHIBIT 2

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Gaming & Entertainment Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2006.

                                   BFS US SPECIAL OPPORTUNITIES TRUST PLC

                                   /s/ Russell Cleveland
                                   Name:  Russell Cleveland
                                   Title: President, RENN Capital Group, Inc.,
                                          Investment Adviser


                                   RENAISSANCE US GROWTH INVESTMENT TRUST PLC

                                   /s/ Russell Cleveland
                                   Name:  Russell Cleveland
                                   Title: President, RENN Capital Group, Inc.,
                                          Investment Adviser


                                   RENN CAPITAL GROUP, INC.

                                   /s/ Russell Cleveland
                                   Name:  Russell Cleveland
                                   Title: President, RENN Capital Group, Inc.,
                                          Investment Adviser

                                   /s/ Russell Cleveland
                                   -----------------------------------------
                                   Russell Cleveland